UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 25, 2019

EMERGENT CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On January 25, 2019, Emergent Capital, Inc. (the "Company"), White Eagle Asset Portfolio, LP, the Company’s wholly-owned indirect Delaware subsidiary ("White Eagle”), Lamington Road Designated Activity Company (formerly known as Lamington Road Limited), the Company’s wholly owned indirect Irish subsidiary ("Lamington"), and White Eagle General Partner, LLC, the Company’s wholly-owned indirect Delaware subsidiary ("WEGP" and, with the Company, White Eagle and Lamington, the “Plaintiffs”), filed suit (the "Suit") against LNV Corporation ("LNV'"), Silver Point Capital L.P. ("Silver Point") and GWG Holdings, Inc. ("GWG" and, with LNV and Sliver Point, the "Defendants") in the United States Bankruptcy Court for the District of Delaware (the “Court”), where the Suit will be administered together with the previously filed and announced petitions for relief under Chapter 11 of the United States Bankruptcy Code of White Eagle, Lamington and WEGP (the "Chapter 11 Cases" and White Eagle, Lamington and WEGP, the "Debtors"). LNV, a subsidiary of Beal Bank ("Beal"), is the lender under White Eagle’s outstanding revolving credit facility (the "Credit Facility").

In the Suit, the Plaintiffs allege that the Defendants engaged in a scheme to coerce the Plaintiffs into selling their valuable portfolio of life insurance policies to defendants for well below its true value. Pursuant to the Credit Facility, LNV agreed to lend $370 million to White Eagle, and in connection therewith received a 45% equity stake in White Eagle. That equity stake, and LNV’s significant control over White Eagle under the Credit Facility, creates a joint venture, and gives rise to fiduciary duties to White Eagle and Emergent, on the part of LNV. The Plaintiffs further allege that LNV has been engaged in a concerted campaign to “squeeze” White Eagle and Emergent by improperly restricting their cash flow, in the hopes that White Eagle and Emergent will have no choice but to sell the valuable policy portfolio to LNV or one of its proxies, including Silver Point and/or GWG, at below its true value.

The Plaintiffs seek, among other things, (i) economic damages and (ii) to have the Credit Facility recharacterized as equity rather than debt or, in the alternative, to have LNV’s 45% equity stake in White Eagle declared to be unmatured interest on the outstanding loan from LNV under the Credit Facility, which should be disallowed through the effective date of any plan of reorganization of White Eagle.

In connection with the White Eagle Chapter 11 Case, on January 15, 2019, the Court authorized the Debtors to use the proceeds of prepetition cash collateral for a period of twenty (20) weeks (the “Cash Collateral”). The Cash Collateral may be used solely for the purposes permitted under the budget approved by the Court, including (i) to provide working capital needs of the Debtors and general corporate purposes of the Debtors, (ii) to make the payments or fund amounts otherwise permitted in the final order that authorized such uses and such budget, (iii) to fund amounts necessary to pay certain fees; and (iv) to fund amounts necessary to pay certain professional fees in accordance with such Budget.

On January 29, 2018, the Company issued a press release relating to the suit, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued January 29, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
January 29, 2019

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer